Exhibit 99.1

News Release

FIRST BANCORP ANNOUNCES STRATEGIC REORGANIZATION

SAN JUAN, Puerto Rico – January 31, 2025 - First BanCorp. (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico, announced today a strategic reorganization aligned with its corporate succession plan aimed at improving operational efficiency, enhancing customer experience, and driving business transformation to align resources for future growth and success.

“We are pleased to announce this reorganization, which reflect our commitment to fostering the continued development of our internal talent and aligns our organizational structure with our strategic goals. We believe that these changes will position us for continued success, driven by a highly energized team committed to responsible growth, delivering for our clients, communities, and shareholders,” said Aurelio Alemán, President and CEO of the Corporation.

Retirement of Key Executives

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Cassan Pancham, Executive Vice President and Business Group Executive, will retire from his position at the Corporation effective May 15, 2025. As Business Group Executive, Mr. Pancham currently oversees the Mortgage and Insurance lines of business and the Eastern Caribbean Region’s commercial business and administration affairs.

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Carlos Power, Executive Vice President and Business Group Executive, will retire from his position at the Corporation effective May 2, 2025. As Business Group Executive, Mr. Power currently oversees the Unsecured Consumer Lending, Auto, and Leasing lines of business.

“We acknowledge the significant contributions of Cassan and Carlos. Their dedication and leadership over 40 years have been crucial to our success. We extend our gratitude and wish them well in their future endeavors,” said Aurelio Alemán, President and CEO. “Cassan and Carlos will continue to engage with us in an orderly transition, supporting the Corporation's success.”

New Appointments and Expanded Leadership Roles

In light of these changes, effective April 1st, the Corporation will implement the following new appointments and expand key leadership roles. Some leaders will be designated as Senior Vice President Division Directors (“SVP Division Director”), a new corporate title, reflecting their increased scope and complexity of responsibilities.

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Nayda Rivera-Batista, current Executive Vice President and Chief Risk Officer, will be appointed to the newly created position of Executive Vice President and Chief Consumer Officer. In this role, she will lead and oversee the Mortgage, Unsecured Consumer Lending, Auto, Leasing, and Insurance lines of business. This newly created position leverages Mrs. Rivera’s proven track record of exceptional leadership, people management skills, and strategic vision during her tenure at the Corporation. In connection with this change, Luzmarie Vélez, Senior Vice President and Mortgage Banking Director, and Alexis Colon, Senior Vice President and Auto Business Director, will be appointed SVP Division Directors reporting directly to Mrs. Rivera.

Additionally, Mrs. Rivera will also be appointed Corporate Chief of Staff, where she will continue to oversee the Corporation’s human capital strategic plan, ensuring that the Corporation remains focused on attracting, developing, and retaining talent across the Corporation’s regions.

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Sara Alvarez, Executive Vice President, General Counsel and Secretary of the Board, will have increased responsibilities at the Corporation, including managing and overseeing Regulatory Compliance and Bank Secrecy Act (BSA) business units, reinforcing the dedication to regulatory adherence. In connection with this change, Carmen Pagan, Senior Vice President and Compliance Director, will be appointed SVP Division Director reporting directly to Mrs. Alvarez.

•	Juan Carlos Pavia, Executive Vice President and Chief Credit Officer, will have increased responsibilities, including overseeing the Portfolio Risk Management functions of the Corporation.

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Lillian Diaz, Executive Vice President and Business Group Executive, will have increased responsibilities, including overseeing the entire Eastern Caribbean Region (ECR), adding the ECR’s commercial business and administration affairs to her current branch oversight scope.

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Myrna Rivera, current Senior Vice President and Enterprise Risk Management and Operational Risk Director, will be appointed SVP Division Director and Chief Risk Officer (CRO), reporting directly to Orlando Berges, Executive Vice President and Chief Financial Officer, and to the Board of Director’s Risk Committee. Myrna’s extensive experience in risk management will be instrumental in navigating the challenges ahead.

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Said Ortiz, Senior Vice President and Chief Accounting Officer, will also be appointed SVP Division Director with increased responsibilities, including overseeing Controllership and Financial Credit Risk (CECL) units. Said will continue to report to Orlando Berges.

About First BanCorp.

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the U.S. and British Virgin Islands and Florida, and of FirstBank Insurance Agency, LLC. Among the subsidiaries of FirstBank Puerto Rico is First Federal Finance Limited Liability Company, a small loans company. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol “FBP.”

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Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. Such forward-looking statements include, but are not limited to, statements regarding the Corporation’s ability to improve operational efficiency, maximize customer service, and drive business transformation. Forward-looking statements involve known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to the factors described in the Corporation’s most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. The Corporation undertakes no obligation to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by securities laws.

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First BanCorp.
Ramon Rodríguez
Senior Vice President
Corporate Strategy and Investor Relations
(787) 729-8200 Ext. 82179
ramon.rodriguez@firstbankpr.com